Exhibit 5.1

                      OPINION AND CONSENT OF LEGAL COUNSEL


                            The O'Neal Law Firm, P.C.
                                 October 7, 2004

12 to 20 Plus, Inc..



Ladies and Gentlemen:

I have acted as counsel to 12 to 20 Plus, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2, Registration No. 333- (the "Registration Statement"), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), up to 25,000,000 shares of its common stock, $.001 par value per share (the "Shares") which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Certificate of Incorporation, as amended, and By-laws, as amended; and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits filed with the Commission.

I have also examined the applicable laws of the State of Nevada, provisions of the Nevada Constitution, and reported judicial decisions interpreting such laws.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, once (i) the Registration Statement, as amended, has become effective under the Securities Act, (ii) the Shares have been issued as contemplated by the Registration Statement, and (iii) the Company has received the consideration in the manner described in the Registration Statement, the Shares will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.


I am an attorney licensed to practice in the State of Arizona. I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Nevada , including but not limited to all applicable statutory and Constitutional provisions, the rules and regulations underlying those provisions, and the applicable judicial and regulatory determinations (the "NVCL") and U.S. federal securities law. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.


It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto and the reference to my firm contained therein under "Legal Matters".

Very truly yours,



/s/  William D. O'Neal  Esq.
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William D. O'Neal,  Esq.